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                                                               EXHIBIT 10.6

                                 TERADYNE, INC.

                       1979 EMPLOYEE STOCK PURCHASE PLAN

                          (Amended as of June 15, 1994)

ARTICLE 1 - PURPOSE

        This Employee Stock Purchase Plan (the "Plan") is intended as an incentive and to encourage stock ownership by all eligible employees of Teradyne, Inc. (the "Company"), participating subsidiaries, and acquired businesses so that they may share in the growth of the Company by acquiring or increasing their proprietary interest in the Company. It is intended that options issued pursuant to the Plan shall constitute options issued pursuant to an "employee stock purchase plan" within the meaning of Section 423 of the Internal Revenue Code of 1986 (the "Code"), as amended.

ARTICLE 2 - ADMINISTRATION OF THE PLAN

        The Plan may be administered by a committee appointed by the Board of Directors of the Company (the "Committee"). The Committee shall consist of not less than two members of the Company's Board of Directors. The Board of Directors may from time to time remove members from, or add members to, the Committee. Vacancies on the Committee, howsoever caused, shall be filled by the Board of Directors. The Committee may select on one of its members as Chairman, and shall hold meetings at such times and places as it may determine. Acts by a majority of the Committee, or acts reduced to or approved in writing by a majority of the members of the Committee, shall be the valid acts of the Committee.

        The interpretation and construction by the Committee of any provisions of the Plan or of any option granted under its shall be final unless otherwise determined by the Board of Directors. The Committee may from time to time adopt such rules and regulations for carrying out the Plan as it may deem best, provided that any such rules and regulation shall be applied on a uniform basis to all employees under the Plan. No member of the Board of Directors or the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any option granted under it.

        In the event the Board of Directors fails to appoint or refrains from appointing a Committee, the Board of Directors shall have all powers and authority to administer the Plan. In such event, the word "Committee" wherever used herein shall be deemed to mean the Board of Directors.

ARTICLE 3 - ELIGIBLE EMPLOYEES

        No option may be granted to any person serving as a member of the Committee at the time of grant. Subject to this limitation,

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all Eligible Employees (as defined herein) of the Company or any of its participating subsidiaries (as defined in Article 18) who have completed more than 90 days of employment with the Company or any of its subsidiaries on or before the first day of any Payment Period (as defined in Article 5) shall be eligible to receive options under this Plan to purchase the Company's Common Stock, and all Eligible Employees shall have the same rights and privileges as defined in this Plan. In no event may an employee be granted an option if such employee, immediately after the option is granted, owns stock possessing 5 percent or more of the total combined voting power or value of all classes of stock of the Company or of its parent corporation or subsidiary corporation, as the terms "parent corporation" and "subsidiary corporation" are defined in
Section 425 of the Code. For purposes of determining stock ownership under this paragraph, the rules of Section 425(d) of the Code shall apply, and stock which the employee may purchase under outstanding options shall be treated as stock owned by the employee.

        For purposes of this Plan the term "Eligible Employee" shall not include an employee whose customary employment is less than 20 hours per week or whose customary employment is for not more than 5 months in any calendar year.

        The Board of Directors shall have the authority to permit employees of acquired businesses to participate in the Plan effective within the then current Payment Period without compliance with the eligibility and participation requirements of the Plan, to the extent permitted by the Code.

ARTICLE 4 - STOCK SUBJECT TO THE PLAN

        The stock subject to the options shall be shares of the Company's authorized but unissued shares of Common Stock or shares of Common Stock re-acquired by the Company, including shares purchased in the open market. The aggregate number of shares which may be issued pursuant to the Plan is 4,600,000, subject to adjustment as provided in Article 13. In the event any option granted under the Plan shall expire or terminate for any reason without having been exercised in full or shall cease for any reason to be exercisable in whole or in part, the unpurchased shares subject thereto shall again be available under the Plan.

ARTICLE 5 - PAYMENT PERIOD AND STOCK OPTIONS

        The twelve-month period commencing annually on the first day of January and ending annually on the last day of December is the Payment Period during which payroll deductions will be accumulated under the Plan. Each Payment Period includes only regular pay days falling within it.


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        Annually on the first business day of the Payment Period, the Company will grant to each Eligible Employee who has elected to participate in the Plan an option to purchase on the last day of such Payment Period, at the Option Price hereinafter provided for, such number of shares of the Common Stock of the Company reserved for the purpose of the Plan as does not exceed the greater of the number of shares equal to 10% of the employee's regular annual base pay divided by the price determined in accordance with (i) below, or 3,000 shares, on condition that such employee remains eligible to participate in the Plan throughout such Payment Period. The participant shall be entitled to exercise such options so granted only to the extent of his accumulated payroll deductions on the last day of such Payment Period, but in no event to exceed 3,000 shares. The Option Price for each Payment Period shall be the lesser of
(i) 85% of the average market price of the Company's Common Stock on the first business day of the Payment Period or (ii) 85% of the average market price of the Company's Common Stock on the last business day of the Payment Period, in either event rounded up to avoid fractions other than 1/4, 1/2 and 3/4. The foregoing limitation on the number of shares which may be granted in any Payment period and the Option Price per share shall be subject to adjustment as provided in Article 13.

        For purposes of the Plan the term "average market price" is the average of the high and low prices of the Common Stock of the Company on the principal national securities exchange on which it is so traded or such other national securities exchange as shall be designated by the Committee.

        For purposes of this Plan the term "business day" as used herein means a day on which there is trading on the national securities exchange.

        No Eligible Employee shall be granted an option which permits his rights to purchase Common Stock under the Plan and any similar plans of the Company or any parent or subsidiary corporations to accrue at a rate which exceeds $25,000 of fair market value of such stock (determined at the time such option is granted) for each calendar year in which such option is outstanding at any time. The purpose of the limitation in the preceding sentence is to comply with Section 423(b)(8) of the Code.

ARTICLE 6 - EXERCISE OF OPTION

        Each Eligible Employee who continues to be a participant in the Plan on the last business day of a Payment Period shall be deemed to have exercised his option on such date and shall be deemed to have purchased from the Company such number of full shares of Common Stock reserved for the purpose of the Plan as his accumulated payroll deductions on such date will pay for at such Option Price but in no event more than 3,000 shares.

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Subject to Article 15, if a participant is not an employee on the last business day of a Payment Period, he shall not be entitled to exercise his option.

ARTICLE 7 - UNUSED PAYROLL DEDUCTIONS

        Only full shares of Common Stock may be purchased under the Plan. Unused payroll deductions remaining in an employee's account at the end of a Payment Period shall be refunded to such participant without interest.

ARTICLE 8 - AUTHORIZATION FOR ENTERING PLAN

        An Eligible Employee may enter the Plan by filling out, signing and delivering to the Personnel Office an authorization:

        A.   Stating the amount to be deducted regularly from his pay;

        B. Authorizing the purchase of stock for him in the Payment Period in accordance with the terms of the Plan; and

        C. Specifying the exact name in which stock purchased for him is to be issued as provided under Article 12 hereof.

        Such authorization must be received by the Personnel Office at least 15 days before the beginning date of the next Payment Period.

        Unless an employee files a new authorization or withdraws from the Plan, his deductions and purchases under the authorization he has on file under the Plan will continue from one Payment Period to succeeding Payment Periods as long as the Plan remains in effect.

        The Company will accumulate and hold for the employee's account the amounts deducted from his pay. No interest will be paid on it.

ARTICLE 9 - MINIMUM AND MAXIMUM AMOUNTS OF PAYROLL DEDUCTIONS

        An Eligible Employee may authorize payroll deductions in an amount (in whole percents) not less than 2% but not more than 10% of his regular annual base pay.

ARTICLE 10 - NO CHANGE IN PAYROLL DEDUCTIONS

        Deductions may not be increased or decreased during any Payment Period, except to reflect changes in base pay during the Payment Period.

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ARTICLE 11 - WITHDRAWAL FROM THE PLAN

        An Eligible Employee may withdraw from the Plan, in whole but not in part, at any time prior to the last business day of each Payment Period by delivering a Withdrawal Notice to the Personnel Office, in which event the Company will refund the entire balance of his deductions as soon as practicable thereafter.

        To re-enter the Plan, an Eligible Employee who has previously withdrawn must file a new authorization in accordance with Article 8. His re-entry into the Plan cannot, however, become effective before the beginning of the next Payment Period following his withdrawal.

ARTICLE 12 - ISSUANCE OF STOCK

        Certificates for stock issued to participants will be delivered as soon as practicable after each Payment Period.

        Stock purchased under the Plan will be issued only in the name of the Eligible Employee, or if his authorization so specifies, in the name of the employee and another person of legal age as joint tenants with rights of survivorship.

ARTICLE 13 - ADJUSTMENTS

        Upon the happening of any of the following described events, an optionee's rights under options granted hereunder shall be adjusted as hereinafter provided:

        A. In the event shares of Common Stock of the Company shall be subdivided or combined into a greater or smaller number of shares or if, upon a merger, consolidation, reorganization, split-up, liquidation, combination, recapitalization or the like of the Company, the shares of the Company's Common Stock shall be exchanged for other securities of the Company or of another corporation, each optionee shall be entitled, subject to the conditions herein stated, to purchase such number of shares of Common Stock or amount of other securities of the Company or such other corporation as were exchangeable for the number of shares of Common Stock of the Company which such optionee would have been entitled to purchase except for such action, and appropriate adjustments shall be made in the purchase price per share to reflect such subdivision, combination, or exchange; and

        B. In the event the Company shall issue any of its shares as a stock dividend upon or with respect to the shares of stock of the class which shall at the time be subject to option hereunder, each optionee upon exercising such an option shall be entitled to receive (for the purchase price paid upon such exercise) the shares as to which he is exercising his option and, in addition thereto (at no additional cost), such number

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        of shares of the class or classes in which such stock dividend or dividends were declared or paid, and such amount of cash in lieu of fractional shares, as is equal to the number of shares thereof and the amount of cash in lieu of fractional shares, respectively, which he would have received if he had been the holder of the shares as to which he is exercising his option at all times between the date of the granting of such option and the date of its exercise.

        Upon the happening of any of the foregoing events, the class and aggregate number of shares set forth in Article 4 hereof which are subject to options which have heretofore been or may hereafter be granted under the Plan shall also be appropriately adjusted to reflect the events specified in paragraphs A and B above. The Committee shall determine the adjustments to be made under this Article 13, and its determination shall be conclusive.

ARTICLE 14 - NO TRANSFER OR ASSIGNMENT OF EMPLOYEE'S RIGHTS

        An employee's rights under the Plan are his alone and may not be transferred or assigned to, or availed of by, any other person. Any option granted to an employee may be exercised only by him.

ARTICLE 15 - TERMINATION OF EMPLOYEE'S RIGHTS

        An employee's rights under the Plan will terminate when he ceases to be an employee because of retirement, resignation, discharge, death, change of status or for any other reason, except that if an employee is laid off on account of an absence of work during the last three months of any Payment Period, he shall nevertheless be deemed to be a participant in the Plan on the last day of the Payment Period. A Withdrawal Notice will be considered as having been received from the employee on the day his employment ceases, and all payroll deductions not used to purchase stock will be refunded.

        If an employee's payroll deductions are interrupted by any legal process, a Withdrawal Notice will be considered as having been received from him on the day the interruption occurs.

ARTICLE 16 - TERMINATION AND AMENDMENTS TO PLAN

        The Plan may be terminated at any time by the Company's Board of Directors but such termination shall not affect options then outstanding under the Plan. It will terminate in any case when all or substantially all of the unissued shares of stock reserved for the purposes of the Plan have been purchased. If at any time shares of stock reserved for the purposes of the Plan remain available for purchase but not in sufficient number to satisfy all then unfilled purchase requirements, the available shares shall be apportioned among participants in proportion to their options and the Plan shall terminate. Upon such termination or any other termination of the Plan, all payroll deductions not used to purchase stock will be refunded.

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        The Board of Directors also reserves the right to amend the Plan from time to time in any respect provided, however, that no amendment shall be effective without prior approval of the stockholders which would (a) except as provided in Article 13, increase the number of shares of Common Stock to be offered under the Plan or (b) change the class of employees eligible to receive options under the Plan.

ARTICLE 17 - LIMITATIONS ON SALE OF STOCK PURCHASED UNDER THE PLAN

        The Plan is intended to provide Common Stock for investment and not for resale. The Company does not, however, intend to restrict or influence any employee in the conduct of his own affairs. An employee may, therefore, sell stock purchased under the Plan at any time he chooses, subject to compliance with any applicable Federal or state securities laws; provided, however, that because of certain Federal tax requirements, each employee will agree by entering the Plan, promptly to give the Company notice of any such stock disposed of within two years after the date of grant of the applicable option showing the number of such share disposed of. THE EMPLOYEE ASSUMES THE RISK OF ANY MARKET FLUCTUATIONS IN THE PRICE OF THE STOCK.

ARTICLE 18 - PARTICIPATING SUBSIDIARIES

        The term "participating subsidiaries" shall mean any subsidiary of the Company which is designated by the Committee to participate in the Plan. The Committee shall have the power to make such designation before or after the Plan is approved by the stockholders.

ARTICLE 19 - OPTIONEES NOT STOCKHOLDERS

        Neither the granting of an option to an employee nor the deductions from his pay shall constitute such employee a stockholder of the shares covered by an option until such shares have been purchased by and issued to him.

ARTICLE 20 - APPLICATION OF FUNDS

        The proceeds received by the Company from the sale of Common Stock pursuant to options granted under the Plan will be used for general corporate purposes.

ARTICLE 21 - GOVERNMENTAL REGULATION

        The Company's obligation to sell and deliver shares of the Company's Common Stock under this Plan is subject to the approval of any governmental authority required in connection with the authorization, issuance or sale of such shares.

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ARTICLE 22 - APPROVAL OF STOCKHOLDERS

        The Plan shall not take effect until approved by the holders of a majority of the outstanding shares of the Common Stock of the Company, which approval must occur within the period ending twelve months after the date the plan was adopted by the Board of Directors. The Plan was adopted by the Board of Directors on December 6, 1978. It was approved by the stockholders of the Company on April 25, 1979. All subsequent amendments to the Plan adopted by the Board of Directors have been approved by the stockholders.